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                                                                    Exhibit 23.2



            CONSENT OF HILL, BARTH & KING, INC., INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in this Registration Statement and related Prospectus of F.N.B. Corporation on Form S-4 and to the incorporation by reference therein of our report dated January 22, 1997 relating to the consolidated financial statements of Southwest Banks, Inc. which have been incorporated into the consolidated financial statements of F.N.B. Corporation and Subsidiaries for the year ended December 31, 1996 by reference in the Current Report on Form 8-K dated July 22, 1997.





                                                    HILL, BARTH & KING, INC.
                                                    Certified Public Accountants

Naples, Florida
November 11, 1997